Exhibit 99.2

Transcript, TortoiseEcofin Acquisition Corp III, One Power Company, Announcement 8/15/23

Transcript of Announcement Presentation

Presentation Release Date: August 15, 2023

This transcript has been provided for convenience. This transcript may contain errors as a result of the transcription process. Review this transcript in conjunction with the presentation and the disclaimers contained therein.

Transcript

Hank: Things are changing.

Bobbi: The power grid is changing.

Vince: Hello, I’m Vince Cubbage. I’m the CEO of TortoiseEcofin Acquisition Corp III. I’m excited to share this business combination announcement. Today we are announcing that we are merging with One Energy Enterprises to create One Power Company. With me today is Stephen Pang, the President and CFO of our SPAC. And from One Power, we have its founder and CEO, Jereme Kent, and Senior Vice President and General Counsel, Katie Treadway.

Katie: Thanks, Vince.

Jereme: And thank you for joining us today. We are very excited to show you around our corporate campus and tell you about One Power.

Vince: Before we share the details of this compelling transaction, we need to take a minute to review some important disclaimers.

Erica: This presentation, video, and transcript,

Justin: collectively, the materials,

Erica: are intended to be viewed together.

Justin: All of these materials contain forward-looking statements. Forward-looking statements rely on significant judgment and specific assumptions and are only true at the date of this statement. We do not undertake any obligation to update the statements. These materials contain both GAAP and non-GAAP metrics.

Erica: This video contains visual enhancements that are not in the presentation. A complete copy of these materials, including a transcript of this video, is available on our website in the investor section. Please take the time to read and understand the full written disclaimers contained in this presentation and at the end of this video.

Vince: TortoiseEcofin Acquisition III was formed with the goal of finding and executing a deal focused on the energy transition and sustainability market. We’re looking for the solutions that carbon-intensive, essential industries needed to actually decarbonize. We raised $345 million from our like-minded anchor investors at our IPO with an attractive one quarter warrant structure. And then we got to work, finding the right company to invest in. Since our IPO, a lot of things have changed in the market, but our mission has never wavered. We wanted to find a real company with real assets and a proven model that was positioned where the market is going to be. And with One Power, we have done just that. When we went public, our sponsor was TortoiseEcofin. Earlier this year, they made the strategic decision to exit the SPAC market. As part of that exit, it was important to me, and all of our stakeholders, especially shareholders, that we found an experienced new sponsor who had the same level of conviction about the energy transition investment opportunity that we did. That is why we’re excited to welcome the Hennessy team as our new sponsor. Not surprisingly, they also knew One Power, and we’re excited to join the team that would bring One Power public and provide the capital necessary to accelerate their growth.

Stephen: Since our IPO, we have conducted an extensive search with 12 deep dives taken on companies that we thought show the highest potential for success. As the market evolved, we also made sure we were looking at those potential targets in the right light. Since Vince first met the One Power team at their Findlay corporate campus in 2020, we’ve been following the company closely and watching their progress. It was clear to me that One Power was working on something special and represented a unique investment opportunity in the marketplace. One Power is a company that checks all the boxes of what we have been seeking over the last two years. They are clearly at an inflection point of growth and are addressing carbon-intensive industrial operations in this country. The company’s modernizing an aging power grid and is building a customer-centric grid of the future. Lastly, One Power is fully aligned with our management team and we are committed in bringing a transaction to the market that would place shareholders interests first. We are focused on the company achieving long-term success and have provided structural enhancements to the transaction that demonstrate this conviction.

Vince: With that, I am pleased to announce that our board has unanimously approved entering into a business combination agreement with One Energy Enterprises to form One Power Company. One Power Company is a first-of-its-kind company that is ready to rapidly scale and deliver industrial power solutions for the 53,000 large industrial end users that exist today, and the thousands more that will exist as electrification of our economy continues to accelerate. It is no secret that the grid is a mess and on a collision course with electrification and decarbonization of industrial activity. One Power is solving this problem for its customers today. We fully believe in what Jereme and his team are doing. The company is capable and vertically integrated to deliver solutions better, faster, cheaper, and safer without having to wait for others to catch up. They have spent more than 13 years refining and proving their business model with world-class customers like Whirlpool. These sophisticated industrial customers are frustrated with the current antiquated grid and calling on One Power to provide reliable, renewable economic solutions with real on-site physical assets. One Power has a blue ocean business opportunity, serving world-class companies and their industrial facilities operating outside the factory walls, but behind the utilities meter. One Power builds and operates Megawatt-Scale, mission-critical, high-voltage power systems, delivering cost-advantaged renewable power to its customers, bypassing long interconnect queues and grid transmission congestion. One Power has proven its model. The company is at the right place, at the right time, with the right set of capabilities, and One Power’s customers see it.. As you can tell, we’re excited about One Power. We are not alone. There are recent crossover round, which was led by Ecofin Sustainable and Social Impact Term Fund and included participation from other notable investors. With that, it’s my pleasure to hand this off to Katie and Jereme to show you why we are so excited about this company.

Katie: Before we start talking about power problems, I want to take a second to be clear that in everything One Power Company does, we are talking about industrial power problems. By no means are these the only problems with the grid today, but these are the problems we are focused on. One Power made the strategic decision to focus on industrial facilities because that is where the power is. There are roughly 53,000 large industrial facilities in the United States like these. These 53,000 industrial users only represent 0.6% of the electricity users in the United States, but they consume 26% of the electricity. These industrials are concentrated power users with the biggest problems and the biggest opportunities to fix those problems. One Power Company fixes those problems. We refer to the power grid as it exists today as Utility 1.0. This is the same 1.0 that has existed and has largely not changed for the last 75+ years. Today, this grid is unpredictable, unreliable, carbon-intensive, and just plain expensive. The grid that was built in large part to serve the industrial mega loads of American factories is now becoming an anchor that is holding back those same factories. And since power is such a critical part of these industrial processes, it is a problem that cannot be ignored. The problem is that the Utility 1.0 model has become misaligned. The monopolistic market with guaranteed rates of return does not create the right incentives. It actually creates the wrong incentives and encourages bad behaviors. This is a time of continuous accelerated change in the energy markets. And for industrials, this is a time when there are tremendous tailwinds that are effectively mandating change.

Katie: The power grid is failing. It is failing technically, and it is failing commercially. We see signs of it in the news on a regular basis. Industries are electrifying in significant ways. They are switching from hydrocarbon-based processes to processes that rely on electricity. Electrification only reduces the risk however, if you know the price and carbon intensity of the power. Industrials are both implicitly, and in some cases explicitly, being held accountable for their carbon profile. Some geographies are assigning a price of carbon. One of the key points about these markets is that in some cases, like the California Low Carbon Fuel Standard, the market regulators are only counting inside the fence carbon reduction. In other words, they are not counting virtual power purchase agreements or off-site RECs towards carbon reduction for facilities located outside of California. Finally, there is large electric fleet adoption. Companies like Volvo, Peterbilt, Freightliner, and Mercedes-Benz have all announced that they will be building fully electric Class 8 semi trucks. These electric trucks need a lot of power. They need more power than most industrial sites can give them. All of these tailwinds lead to one simple conclusion. Someone is going to have to invest billions of dollars to build new, modern, scalable power systems for these industrials. Now, it is my pleasure to introduce the founder and CEO of One Power Company, Jereme Kent.

Jereme: Thanks, Katie, and thank you for joining us today. My team and I have been building won power for more than a decade. We have a long road ahead of us over the next 20+ years as we work to solve the industrial power problems of today and tomorrow. Right now, I am standing in One Power’s first fully digital high-voltage substation. We’ll talk more about that in a little bit. First, I’d like to talk about how the power grid business model went from a resounding success to an out-of-date dinosaur. The power grid actually started with large factories electrifying their own operations with their own generators. All of the industrials had to produce their own power and solve their own problems. Then in the first half of the 1900s, America centralized the power grid. The concept was simple at the time. Let us centralize the making of power into huge central power plants owned by utilities. Then let’s move that power to end users who actually use the power. When the centralized American power grid was built. It was a marvel of the modern world. It even helped us win World War I and World War II. It literally powered America. The problem is that 100-year-old power grid hasn’t changed and the model hasn’t changed. The utilities we entrusted with owning the grid have not kept up with technology. The problem today is that we are not making the power anywhere near where we need to use the power. Therefore, we have to move the power. And we have a lot of different companies with a lot of different financial interests in the way.

Jereme: Each of those companies needs to take their cut and earn their profit. Once our trusted centralized power plant makes the power it needs to increase the voltage so that it can send it long distances. This means more expenses, more losses, and more profits. Then it needs to move that power through thousands of structures and hundreds of miles of wire. Again, this means more expenses, and more losses, and more profits. Then it needs to lower the voltage to move the power regionally. Again, more expenses, more losses and more profits. Then it needs to move the power through more poles and more wires. This means more expenses, more losses, and still more profits. Finally, it gets to the end user as expensive retail electricity, with all of those expenses, all of those losses, and all of those profits built in.

Jereme: We know there’s a better way. We know there’s a simpler way. If you cut out all the waste in the middle, you can make the power on site right where you use it. We can make the power where industrials use the power. If you have solar panels on your roof, you know this is already happening. One Power Company is making this happen at scale. We make the power on site with clean energy and move it hundreds of feet, not hundreds of miles, to directly power our industrial customers. We are removing the inefficiencies. We are removing all the waste and all the compounding profits that have broken the grid. By making the power where our customers need the power, we’ve been able to lower their carbon profile, give them 20-year competitive energy rates, and modernize their systems so they are ready for tomorrow.

Jereme: One Power Company is an industrial power problem solver. One Power Company develops, builds, owns, and operates on-site power solutions for large industrial power users under long-term contracts. We help industrial customers make and use power where they need it. Today, One Power Company is a vertically integrated company. We have brought development, engineering, procurement, construction, operations, finance, and analytics all under one roof. We run cranes, we drive bulldozers, we deploy wind-sensing LiDARs, and we make 20-year energy predictions all in-house. We advocate for new laws, we challenge old laws, we intervene in rate cases, and we develop new financing structures. We engineer, we throw switches, and we show up at two in the morning when there’s a problem. That level of vertical integration is what makes us different. That is also what makes us strong. We design and build better sites because they will be our sites their entire life. We predict and operate better because those are our revenue streams. We can respond to power problems with power solutions that are better, faster, cheaper, and safer because we are vertically integrated. Vertical integration alone is not enough to change an industry. You need leadership. One of my proudest professional achievements has been assembling a world-class leadership team for One Power Company. This is the team I want with me as we take on the unknown problems of tomorrow. I will let them introduce themselves.

Katie: I’m Katie Treadway. I’m General Counsel and Head of Regulatory Affairs, and I joined One Energy in 2015.

Jessica: My name is Jessica Grosso. I’m Head of Project Planning and Technology. I joined One Energy in 2011.

Chelsea: I’m Chelsea Bumb, Head of Construction. I joined One Energy in 2011.

Anne: I’m Anne Bain, Head of Accounting and Controller. I joined One Energy in 2018.

Rich: I’m Rich Bohon, Head of Analytics. I joined One Energy in 2021.

Jill: My name is Jill Ackermann, Head of Market Expansion, and I joined One Energy in 2022.

Jereme: Leadership alone is not enough, especially not as a public company. You need a rock-solid independent board to hold us accountable, and that’s exactly what we have. We have an independent board of seasoned energy experts and industry experts who hold my team and me accountable for our plans, our actions, and our results. It is because of the strength of this independent board, that I committed to being an at-will employee for One Power Company. I serve at the pleasure of the board, as it should be. Today, One Power Company has four primary customer-centric power solutions. They are Wind for Industry, Managed High Voltage, Megawatt Hubs, and our Net Zero Projects. Each of these solutions is targeted at solving an industrial power problem and delivering value to our customers. We’ve been doing Wind For Industry projects for more than a decade. With a Wind For Industry project, we install on-site behind-the-meter megawatt-scale wind turbines to directly power an industrial facility. These wind turbines deliver anywhere from 10-90% of our customers’ power needs. These Wind For Industry projects are typically delivered with 20-year take or pay renewable energy agreements. We typically spend on the order of $2 million per megawatt, or less, and the projects provide both competitive economics for our customers and attractive risk-adjusted returns for One Power Company.

Jereme: One Power Company is the largest owner and operator of on-site wind projects in the United States. We completed an internal comprehensive institutional-grade market analysis that had resolution at the county level across the entire United States to quantify just how big the Wind For Industry market is. In general, approximately 25% of the 53,000 industrial locations in the United States would be both viable and financially attractive for a Wind For Industry project. That represents an opportunity well in excess of $100 billion of potential capital investment. In 2018, we introduced Managed High Voltage. These projects are on-site, behind-the-meter, outside the plant, digital, high voltage, power infrastructure solutions for our industrial customers. These systems replace, expand, or modify existing plant power systems with new state-of-the-art infrastructure that is ready for the power problems of today and tomorrow. These projects are typically delivered under 20-year agreements with predictable economics and are often integrated into our other solutions. These projects range in capital investment from $2 million to $15 million per site and offer attractive risk-adjusted returns for One Power Company. Every single one of the 53,000 large industrial facilities in the United States is a potential customer for Managed HV. What you see is an example of One Power Company delivering on the private power infrastructure of tomorrow. Directly behind me is the first fully digital high-voltage plug-and-play substation that we are aware of in the United States. This is a 30-megawatt 138 KV digital substation that is located in Findlay, Ohio, and powers one of our Megawatt Hubs. This is what we believe the substations of the future will look like. When’s the last time your substation texted you?

Jereme: Industrial real estate alone is no longer enough. The processes that the factories of the future are going to use are energy intensive. We believe that both emerging and established industries are going to first look for access to enough power and then figure out how to deal with everything else. That is why One Power Company started building Megawatt Hubs. Megawatt Hubs are transmission voltage interconnected sites with 30 to 150MW of capacity that are ready for the power-intensive industries of the future. One Power owns the land, we own the infrastructure, and we make it easy to just plug in and start operating. This could be Bitcoin mining, it could be hydrogen generation, it could be vertical indoor farming, or it could even be electric semi-truck charging. All of these emerging industries have massive power demands. And we believe that by making the easy to get access to that power, we will be able to both accelerate the adoption of these industries and earn very attractive risk-adjusted economics for being ahead of the game. Behind me, you see our first Megawatt Hub in Findlay, Ohio. This hub was designed with an initial capacity of 30MW and is able to expand up to 150MW. Today, this site is energized and connected to the transmission grid. Soon it will go live with an industrial Bitcoin mining operation that is owned and run by one of our tenants. A year from now, this entire pad could be paved and charging Class 8 electric semis. This Megawatt Hub, as it exists today, has the capacity to charge up to 90 electric semis at the same time. No matter what tomorrow brings. Our Megawatt Hubs will be ready.

Jereme: Our fourth solution, Net Zero projects is a new addition for us. Net Zero projects are a direct solution that we developed because our industrial customers asked us to. In a Net Zero project, we install a combination of wind, solar, Managed High Voltage and other power solutions into a single system under a single 20-year contract. These projects take an industrial facility as close as possible to Net Zero on an annual basis. One Power Company has already signed two Net Zero projects that will be announced in the coming months. These projects represent the two largest behind-the-meter renewable energy projects in the United States, period. They are massive, they are awesome, and they show what is possible for industrial power users in the future. We are actively working on more Net Zero projects similar to the two we’ve already signed and we are very excited by the possibility they represent. Much more on this will be coming out in the next few months.

Jereme: Even though we’ve been in business for more than a decade, we are fully aware of recent market trends and realities. We understand that the burden is on us to prove that we are a company that is both ready to be public and that will continue to execute and deliver shareholder value as a public company. I am not going to ask you to blindly trust us. All blind trust should be well out of the public market at this point. I’m asking you to measure us based on our history, our accomplishments, and our reputation. Our customers have come to trust us. We hope you will as well. We have a history of delivering real-world solutions to world-class customers. We have a history of those same customers coming back to us to see what else we can do for them again and again. We have built a behind-the-meter wind energy market. We have built a behind-the-meter high-voltage power infrastructure market. We have built the first fully digital plug-and-play substation. We have built the first Megawatt Hub. We are building the two largest behind-the-meter renewable energy projects in the United States. The power market and the SPAC market is full of a lot of talk right now. We are not talking about building utility 2.0. We are already building Utility 2.0.

Katie: There is no company like One Power in the public market. That’s both good and bad. You can’t think about One Power like a typical renewable company. The challenges those companies face generally don’t apply to our behind-the-meter business model. The two biggest problems in the traditional renewable market right now are the complexities with the development of major projects and the transmission constraints. And everything you’ve heard about those challenges are true, but they don’t apply to One Power. Our projects are behind-the-meter. Our projects don’t need to go through the transmission system. They’re already on site. We don’t have to go through the traditional ISO and RTO. We have fewer traditional NIMBY issues because we operate in the heartland and we operate in industrial areas. We aren’t in the middle of wide open farm fields. As a behind-the-meter project, we have guaranteed interconnection rights for our customers because they are end-use customers and are offsetting their own consumption. We have far fewer needs, if any, related to building out the transmission system to make our business model succeed. As a matter of fact, our business model makes the transmission system stronger. We require less state permitting, and we have far more local permitting where our customers tend to be the largest employers. We don’t have the race to the bottom on deal economics that traditional renewable energy developers and large projects have. We also have far fewer volatilities. All of our solutions are in the retail market and compete against retail power pricing. We aren’t competing against wholesale power pricing. Collectively, these factors position us to be able to succeed where other renewable companies have found challenges. One Power is different.

Jereme: Yes, we are. And one of the things that we are most proud of is that not only have we earned the trust and respect of world-class companies, but those companies keep coming back to do more work with us. Most of our customers become repeat customers. That is because we help them deliver value to their shareholders. We make 20-year investments to help power their plants, we deliver tangible and intangible value to their shareholders, and we keep our promises. Our projects do what we say they are going to do. We’re excited to accelerate our growth, and we believe that continuing our successful land and expand model with our customers will be a bedrock of that growth. We were built to be a sustainable company that works with all of its stakeholders. I wanted this company to be the kind of company that you want in your community and that you want to partner with. This slide is here to check a box. That’s the easy part. The way we actually make this company a sustainable enterprise is by having a culture of doing the right thing every day. We make decisions for the long term. We challenge everything and we are available and we are honest. Now let’s dive in to the transaction details.

Jereme: This transaction is a full rollover of equity transaction that is intended to provide as much cash as possible to One Power’s balance sheet. The Pro Forma Capitalization shows the full value of the SPAC trust less transaction expenses going to One Power’s balance sheet. This transaction has no minimum cash condition to close.

Jereme: . We have made the decision not to provide near-term financial projections at this time. We are, however, comfortable sharing our energy production forecasts for our Wind For Industry and Net Zero projects. The left side of this graph shows our predicted versus actual performance for all of our projects since we began building Wind For Industry projects more than a decade ago. The graph grows as we’ve added more projects. The waviness of this graph is due to the seasonality of wind energy production in the Midwest. The right side of this graph shows the forward-looking projections for energy production based solely on signed projects. It is clear that we have signed projects alone right now that will drive substantial growth and will result in a step change in the scale of our growth. It is this step change that we believe provides a clear path to being EBITDA positive in the near term as these new projects come online.

Jereme: We experienced year-over-year revenue growth in excess of 100% between fiscal years 2022 and 2021. More importantly, One Power believes that the most important metrics that should be used to measure the growth and long-term value creation for companies that operate with 20-year contracted revenue streams are 20-year metrics. We intend to report on 20-year contracted revenue and 20-year contracted operating profit on a go-forward basis. These non-GAAP numbers are derived from the rollup models used for our project finance models. The full set of assumptions that are being used for these models will be made available in One Power’s public disclosures at a future date. One Power has more than $500 million in 20-year contracted revenue and more than $300 million in contracted operating profit from its projects in the next 20-years. These metrics are based solely on signed binding contracts.

Vince: The SPAC management team, our sponsor, and One Power all want this transaction, and it’s structure, to be viewed differently by the market. In order to do that, we had to make sure it actually was different. In this transaction, we have included a number of significant protections to make this a shareholder-first structure. Jereme Kent is and will remain the largest shareholder in One Power Company. He has agreed to contribute half of his shares, that is just over $50 million worth of his shares in the Pro Forma company, into a contingent stock right or CSR for the benefit of trust and potential pipe shareholders. The sponsor and our management team have also agreed to an earn-out for a third of the founders’ shares that match the same release triggers as the CEO’s CSR. Jereme is taking a three-year lockup on all of his shares and our sponsor and management team also agreed to a two-year share lockup for all of our shares. The One Power board will also be taking the same two year lockup. This transaction has been structured with a $50 Million company earn out at $12.50 and $15 per share to align existing equity with growth. Jereme will personally remain an at will employee of One Power Company. He has no golden parachute, no special rights, and serves at the pleasure of the board. 100% of existing common equity is rolling over their equity into the new company And our new SPAC sponsor has agreed to eliminate their 5.9 million private placement warrants for the benefit of the public shareholders.

Stephen: Let me explain the CEO, CSR, in more detail. We want to make this contingent stock right, simple, understandable, and valuable. The CEO is contributing half of his personal shares, which is just over $5 million of the shares into a CSR Escrow account at the closing of this merger. If the 20 out, 30 day volume weighted average stock price of the stock does not exceed $12 in the first 24 months post-merger, then the CSR shares will be released to the non-redeeming public and potential pipe CSR holders. If the price does exceed the VWAP during the 24-month period, then the CSR shares will revert back to the CEO. In addition, the SPAC sponsor will be mirroring this commitment by surrounding 2.25 million of our founder shares at closing and will only receive these shares back through an earn-out if the same trigger and threshold price is met during the first 24 months. This simplified cliff structure in the CSR and earn-out is non-dilutive to the public trust and potential pipe shareholders. The CSR commitment, along with our earn-out, in addition to the CEO’s 3 year lock-up, is reflective of our belief in the stock and the long-term value of the opportunity that exists for this company. This graph further illustrates the downside protection offered by the CSR structure.

Vince: One Power Company is a first mover and it has no direct comps. That is both what excites us about the business, and of course, what makes it difficult to value. To value the company, we looked at renewable producers, power grid solution providers, and energy transition companies, since One Power has elements of all of them. We, like our IPO anchor investors, understand the market opportunity and believe Jereme and One Power provide the missing solution to an industrial market that is quickly and irreversibly electrifying, and working to decarbonize its activities but is hindered by a legacy electric grid that is not able to meet the challenge on its own. We believe that as the market comes to fully understand the tremendous opportunity the Utility 2.0 companies like One Power represent, the market will see the same significant long-term upside that we see today in One Power. With that, we want to thank you for your time today. We hope you’re as excited about One Power as we are.

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